Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of March 23, 2018, by and among American Axle & Manufacturing, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of November 3, 2011, as amended and supplemented by the First Supplemental Indenture, dated as of March 23, 2017, and the Second Supplemental Indenture, dated as of May 17, 2017 (and as may be further amended and supplemented from time to time, collectively the “Indenture”), providing for the issuance of the 6.25% Senior Secured Notes due 2021 (the “Notes”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes (the “Tender Offer”) and requested that Holders of the Notes deliver their consents (the “Consents”) to eliminate certain restrictive covenants and eliminate or modify certain events of default and related provisions contained in the Indenture as well as shorten the notice required to be given to Holders in connection with a redemption (the “Consent Solicitation”) pursuant to the Offer to Purchase and Consent Solicitation Statement, dated March 12, 2018 (the “Statement”), the included Consent and the related Letter of Transmittal;

WHEREAS, in accordance with Section 902 of the Indenture, the Trustee and the Company, together with the written consent of the Holders of not less than a majority in principal amount of all outstanding Notes as of the date hereof, may amend or supplement the Indenture, the Notes and the Note Guarantees as described below (including the Consents obtained in connection with the Tender Offer for the Notes);

WHEREAS, the Company is undertaking to execute and deliver this Third Supplemental Indenture to amend certain terms and covenants in the Indenture with respect to the Notes (the “Proposed Amendments”) in connection with the Tender Offer and Consent Solicitation;

WHEREAS, the Company has obtained the written consent to the Proposed Amendments to the Indenture from the Holders of not less than a majority in principal amount of all outstanding Notes in order to effect the Proposed Amendments and all other conditions precedent provided under the Indenture to permit the Company and the Trustee to enter into this Third Supplemental Indenture have been satisfied;

WHEREAS, this Third Supplemental Indenture shall be effective upon its execution by the Company and the Trustee, and the Proposed Amendments effected by this Third Supplemental Indenture shall become operative with respect to the Notes on the Initial Payment Date (as defined herein) in accordance with Section 2.1 hereof;

WHEREAS, the Company has requested that the Trustee join with it in entering into this Third Supplemental Indenture for the purpose of amending the Indenture in accordance with the Proposed Amendments to eliminate certain restrictive covenants and eliminate or modify certain events of default and related provisions contained in the Indenture, as permitted by Section 902 of the Indenture;

WHEREAS, pursuant to Section 902 and Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture;

WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

WHEREAS, all things necessary have been done to make this Third Supplemental Indenture, when executed and delivered by the Company and the Trustee, the legal, valid and binding agreement of the Company and the Trustee, in accordance with its terms.

NOW, THEREFORE, in consideration for the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Amendments

Section 1.1.  Amendments to the Indenture.  The Indenture is hereby amended with respect to the Notes as follows:

(i)	Section 501 is hereby amended by deleting clauses (4), (5), (6) and (9) in their entirety and replacing such clauses (4), (5), (6) and (9) with the following: “INTENTIONALLY OMITTED.”;

(ii)	Each of the following Sections of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “INTENTIONALLY OMITTED.”:

SECTION 801. Company and Guarantor May Consolidate, etc., Only on Certain Terms

SECTION 802. Successor Person Substituted

SECTION 1006. Limitation on Liens

SECTION 1007. Limitation on Sale and Leaseback Transactions

SECTION 1008. SEC and Other Reports

(iii)	The second sentence of Section 1102 is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“In case of any redemption at the election of the Company, the Company shall, at least 2 Business Days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103.”

(iv)	The first paragraph of Section 1104 is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

“SECTION 1104. Notice of Redemption. Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided for in Section 106 not less than 2 Business Days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.”

Section 1.2.  Amendment of Notes.  Subject to Article II hereof, any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture, as amended by this Third Supplemental Indenture, shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Third Supplemental Indenture.

Section 1.3.  Amendment of Definitions.  Subject to Article II hereof, any defined terms present in the Indenture, the Notes or the Note Guarantees but no longer used as a result of the amendments made by this Third Supplemental Indenture are hereby eliminated in the Indenture, the Notes or the Note Guarantees, as applicable, with respect to the Notes.  The definition of any defined term used in the Indenture, the Notes or the Note Guarantees where such definition is set forth in any of the sections or subsections of the Indenture that are eliminated by this Third Supplemental Indenture and the term it defines is still used elsewhere in the Indenture, the Notes or the Note Guarantees after the amendments hereby become operative shall be deemed to become part of, and defined in, Section 101 of the Indenture.  Such defined terms are to be in alphanumeric order within Section 101 of the Indenture.

Section 1.4  Amendment of References.  The Indenture with respect to the Notes and the Notes are hereby amended by deleting all references in the Indenture and the Notes to those sections and subsections that are deleted as a result of the amendments made by this Third Supplemental Indenture.

ARTICLE II

Miscellaneous

Section 2.1.  Effect and Operation of Third Supplemental Indenture.  This Third Supplemental Indenture shall be effective and binding immediately upon its execution and delivery by the Company and the Trustee, and thereupon this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Note Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided however, notwithstanding anything in the Indenture or this Third Supplemental Indenture to the contrary, the amendments set forth in Article I of this Third Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company’s acceptance and initial payment for Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer and representing at least a majority in principal amount of all the Notes then outstanding (such date of payment, the “Initial Payment Date”). Prior to the time the Company purchases any Notes pursuant to the Tender Offer, the Company may terminate this Third Supplemental Indenture upon written notice to the Trustee, including in connection with any termination or withdrawal of the Tender Offer or the Consent Solicitation with respect to the Proposed Amendments or if for any other reason the Notes are not accepted for payment pursuant to the Tender Offer.  If the Tender Offer is terminated or withdrawn, or the Company does not accept for purchase, and pay for, the Notes for any reason, this Third Supplemental Indenture shall not become operative.

Section 2.2.  Indenture Remains in Full Force and Effect.  Except as amended or supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3.  Indenture and Supplemental Indenture Construed Together.  This Third Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

Section 2.4.  Confirmation and Preservation of Indenture.  The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects confirmed and preserved.

Section 2.5.  Conflict with the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or another provision which is required or deemed to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control.  If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 2.6.  Separability Clause.  In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 2.7.  Benefits of Supplemental Indenture.  Nothing in this Third Supplemental Indenture or in the Notes or Note Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any paying agent and the Holders) any benefit or any legal or equitable right, remedy or claim under or in respect of the Indenture, the Third Supplemental Indenture or the Notes or any provision contained therein.

Section 2.8.  Successors and Assigns.  All covenants and agreements in this Third Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 2.9.  No Personal Liability of Directors, Officers, Employees and Stockholders.  No director, officer, employee, stockholder, incorporator or agent of the Company or the Guarantors, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees, the Indenture, as amended by this Third Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.

Section 2.10.  Certain Duties and Responsibilities of the Trustee.  In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.11.  Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  THIS THIRD SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS THIRD SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

Section 2.12.  Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

Section 2.13.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 2.14.  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

AMERICAN AXLE & MANUFACTURING, INC.

By:	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Treasurer

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Treasurer

AAM INTERNATIONAL HOLDINGS, INC.
AUBURN HILLS MANUFACTURING, INC.
OXFORD FORGE, INC.
MSP INDUSTRIES CORPORATION
COLFOR MANUFACTURING, INC.
ACCUGEAR, INC.
METALDYNE PERFORMANCE GROUP, INC.
ROCHESTER MANUFACTURING, LLC
MPG HOLDCO I INC.
METALDYNE BSM, LLC
METALDYNE M&A BLUFFTON, LLC
METALDYNE POWERTRAIN COMPONENTS, INC.
METALDYNE SINTERED RIDGWAY, LLC
METALDYNE SINTERFORGED PRODUCTS, LLC
PUNCHCRAFT MACHINING AND TOOLING, LLC
HHI FORMTECH, LLC
JERNBERG INDUSTRIES, LLC
IMPACT FORGE GROUP, LLC
ASP HHI HOLDINGS, INC.
ASP HHI INTERMEDIATE HOLDINGS, INC.
ASP HHI INTERMEDIATE HOLDINGS II, INC.
ASP HHI ACQUISITION CO., INC.
FORGING HOLDINGS, LLC
HEPHAESTUS HOLDINGS, LLC
HHI FORMTECH HOLDINGS, LLC

Signature Page – Third Supplimental Indenture

HHI FORGING, LLC
GEARING HOLDINGS, LLC
CLOYES GEAR HOLDINGS, LLC
JERNBERG HOLDINGS, LLC
IMPACT FORGE HOLDINGS, LLC
ASP MD HOLDINGS, INC.
ASP MD INTERMEDIATE HOLDINGS, INC.
ASP MD INTERMEDIATE HOLDINGS II, INC.
MD INVESTORS CORPORATION
METALDYNE, LLC
GEAR DESIGN AND MANUFACTURING, LLC
GREDE WISCONSIN SUBSIDIARIES LLC
CLOYES GEAR AND PRODUCTS, INC.
GREDE LLC
GREDE HOLDINGS LLC
ASP GREDE INTERMEDIATE HOLDINGS LLC
GSC RIII—GREDE LLC
SHOP IV SUBSIDIARY INVESTMENT (GREDE), LLC
HHI HOLDINGS, LLC
GREDE II LLC
ASP GREDE ACQUISITIONCO LLC
THE MESH COMPANY, LLC

By:	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Authorized Signatory

Signature Page – Third Supplimental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President

Signature Page – Third Supplimental Indenture